Exhibit 99.1

VICI Properties Inc. to Acquire the Venetian Resort’s Real Estate in Las Vegas
- Expected to be Immediately Accretive Upon Closing -
- Attractive 6.25% Cap Rate for Iconic World-Class Facility -
- Las Vegas Sands to Guarantee Rent Through 2023 -
- Creates the Largest Net Lease REIT by LQA Adjusted EBITDA -

NEW YORK, NY – March 3, 2021 – VICI Properties Inc. (NYSE: VICI) (“VICI Properties” or the “Company”) announced today it has entered into definitive agreements to acquire from Las Vegas Sands Corp. (NYSE: LVS) (“LVS”) all of the land and real estate assets associated with the Venetian Resort Las Vegas and the Sands Expo and Convention Center, located in Las Vegas, Nevada (collectively, the “Venetian Resort”), for $4.0 billion in cash, representing a 6.25% cap rate. An affiliate of certain funds managed by affiliates of Apollo Global Management, Inc. (the “Apollo Funds”), has agreed to acquire the operating company of the Venetian Resort for $2.25 billion, subject to customary closing conditions, of which $1.2 billion is in the form of a secured term loan from LVS and the remainder is payable in cash.

Simultaneous with the closing of the transaction, the Company will enter into a triple-net lease agreement for the Venetian Resort with an affiliate of the Apollo Funds. The lease will have an initial total annual rent of $250.0 million and an initial term of 30 years, with two ten-year tenant renewal options. LVS has agreed to provide lease payment support designed to guarantee the Venetian Resort’s rent obligations under the lease through 2023, with early termination of such lease payment support if the Venetian Resort achieves a certain financial milestone or a tenant change of control occurs. Rent under the lease will escalate at the greater of 2.0% or CPI (subject to a 3.0% ceiling), beginning the earlier of lease year three or when the Venetian Resort achieves certain financial milestones. The transaction is subject to customary closing conditions, including regulatory approvals, and is expected to be completed by year end 2021. The Company intends to fund the transaction through a combination of cash on hand, equity and long-term debt financing.

Ed Pitoniak, Chief Executive Officer of VICI Properties, said, “In envisioning and building the Venetian Resort, Sheldon Adelson stands among the great American place-makers of the last 100 years. There are few assets in American commercial real estate that deserve to be called monumental, but the Venetian Resort is truly monumental in both its spatial grandeur and in its economics. Upon closing of the transaction, VICI will be honored to help steward the legacy of what Mr. Adelson and the Las Vegas Sands team, led by Rob Goldstein and Patrick Dumont, have built.”

John Payne, President and Chief Operating Officer of VICI Properties, said, “We are absolutely thrilled to enhance our portfolio of market-leading experiential assets with the iconic Venetian Resort complex. We have long admired the incomparable size, scale and quality of the Venetian Resort and are proud to opportunistically acquire the asset at an attractive, accretive cap rate for shareholders. Additionally, we are confident Apollo’s vision will greatly benefit the property’s operations for years to come.”

Apollo Partner Alex van Hoek said, “The Venetian Resort is a marquee property in Las Vegas with an unmatched set of amenities to serve guests across hospitality, meeting events, gaming, and entertainment – categories that we believe are well positioned for strong post-Covid recovery and long-term growth. We see significant opportunity to invest in and accelerate the growth of The Venetian Resort and are excited to strengthen and support the talented team there to execute this vision.”

The Venetian Resort Las Vegas features:
•Three hotel towers: The Venetian Tower is a 35-story three-winged luxury hotel tower with 3,015 suites; the second tower is an adjoining 1,013-suite, 12-story Venezia Tower; the Palazzo Tower has 3,064 suites situated in a 50-story luxury hotel tower, which features modern European ambience and design, and is directly connected to The Venetian Tower and Sands Expo Center
•Approximately 225,000 square feet of gaming space and approximately 210 table games and 1,480 slot machines and ETGs
•A variety of amenities for its guests, including a Paiza Club, several theaters and Canyon Ranch SpaClub
•An enclosed retail, dining and entertainment complex, referred to as the Grand Canal Shoppes
•Sands Expo Center, one of the largest overall trade show and convention facilities in the United States (as measured by net leasable square footage), with approximately 1.2 million gross square feet of exhibit and meeting space
•The Venetian Resort also contains an approximately 1.1 million-gross-square-foot meeting and conference facility that links Sands Expo Center to The Venetian Resort Las Vegas; together with the Sands Expo Center, the facilities offer approximately 2.3 million gross square feet of state-of-the-art exhibition and meeting facilities that can be configured to provide small, mid-size or large meeting rooms and/or accommodate large-scale multi-media events or trade shows
•This mix of hotel, gaming, food and beverage, entertainment, shopping and meeting and conference features makes the Venetian Resort diversified across multiple sources of revenue

The Venetian Resort and Madison Square Garden Entertainment Corp. ("MSG") are working to bring a 400,000-square-foot venue built specifically for music and entertainment to Las Vegas. MSG is currently building the MSG Sphere at The Venetian, an 18,000-seat venue, which will be located near, with connectivity to, the Venetian Resort and is currently expected to open in 2023.

Morgan Stanley & Co LLC acted as lead strategic and financial advisor to VICI Properties and Deutsche Bank Securities acted as a financial advisor to VICI Properties on the transaction. Kramer Levin Naftalis & Frankel LLP served as legal advisor and Hogan Lovells served as tax advisor to VICI Properties.

A presentation relating to the transaction can be found on the Company’s website at http://investors.viciproperties.com/events-and-presentations/.

About VICI Properties
VICI Properties Inc. is an experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality and entertainment destinations, including the world-renowned Caesars Palace. VICI Properties’ national, geographically diverse portfolio consists of 28 gaming facilities comprising over 47 million square feet and features approximately 17,800 hotel rooms and more than 200 restaurants, bars, nightclubs and sportsbooks. Its properties are leased to industry leading gaming and hospitality operators, including Caesars Entertainment, Inc., Century Casinos, Inc., Hard Rock International Inc., JACK Entertainment LLC and Penn National Gaming, Inc. VICI Properties also has an investment in the Chelsea Piers, New York facility and owns four championship golf courses and 34 acres of undeveloped land adjacent to the Las Vegas Strip. VICI Properties’ strategy is to create the nation’s highest quality and most productive experiential real estate portfolio.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. Such risks and uncertainties include, but are not limited to: the impact of changes in general economic conditions, including low consumer confidence, unemployment levels, and depressed real estate pricing resulting from the severity and duration of any downturn in the U.S. or global economy (including stemming from the public health emergency caused by COVID-19 and changes in economic conditions as a result of the public health emergency caused by COVID-19); risks that the pending transaction may not be consummated on the terms or timeframes contemplated, or at all; the ability of the parties to satisfy the conditions set forth in the definitive transaction documents, including the ability to receive, or delays in obtaining, the governmental and regulatory approvals and consents required to consummate the pending transaction, or other delays or impediments to completing this transaction; the ability of the applicable parties to obtain the financing necessary to complete the transactions on the terms expected or at all; disruptions to the real property and operations of the subject property during the pendency of the closing of the pending transactions; and risks that the Company may not achieve the benefits contemplated by the pending transaction (including any expected accretion or the amount of any future rent payments). Important risk factors that may affect the Company’s business, results of operations and financial position are detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Investors:
Investors:
Investors@viciproperties.com
(646) 949-4631
Or
David Kieske
EVP, Chief Financial Officer
DKieske@viciproperties.com
Danny Valoy
Vice President, Finance
DValoy@viciproperties.com

Media:
PR@viciproperties.com
(646) 949-4631
Or
ICR
Phil Denning and Jason Chudoba
Phil.Denning@icrinc.com, (646) 277-1258
Jason.Chudoba@icrinc.com, (646) 277-1249